UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2005

SENIOR HOUSING PROPERTIES TRUST

Maryland	001-15319	04-3445278
(State of organization)	(Commission file number)	(I.R.S. Employer Identification Number)

400 Centre Street, Newton, Massachusetts 02458

617-796-8350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 29, 2005, Senior Housing Properties Trust, or SNH, amended its unsecured revolving bank credit facility to increase the maximum borrowing amount to $550 million and extend the maturity date to November 2009. Prior to this amendment, SNH’s credit facility permitted maximum borrowings of $250 million and had a maturity date of November 2005. The amended credit facility includes a provision whereby it may be expanded to $1.1 billion, in certain circumstances, and includes an option to extend the maturity date of the credit facility by one additional year.

Several additional amendments were made to the terms of SNH’s credit facility. Interest paid on drawings under the credit facility were reduced from LIBOR plus 145 basis points to LIBOR plus 100 basis points, subject to adjustment based on changes to SNH’s leverage ratio and credit ratings. Certain financial and other covenants in the credit facility were also amended to reflect current market conditions.

Borrowings under SNH’s credit facility are unsecured. Funds available under this credit facility may be drawn, repaid and redrawn until maturity and no principal payment is due until maturity. This credit facility also provides for acceleration of payment of all amounts payable under the credit facility upon the occurrence and continuation of certain events of default. The proceeds of this credit facility are available for general business purposes, including acquisitions.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS CONTAINED IN THIS CURRENT REPORT ON FORM 8-K ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS. THESE INCLUDE STATEMENTS REGARDING FUTURE AVAILABILITY OF BORROWINGS UNDER SNH’S CREDIT FACILITY AND A FEATURE UNDER WHICH SNH MAY EXPAND THE MAXIMUM AVAILABILITY UNDER THE CREDIT FACILITY. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE, CONTINUED AVAILABILITY OF BORROWINGS UNDER THE CREDIT FACILITY IS SUBJECT TO SNH’S SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS. SIMILARLY, SNH’S INCREASE OF THE MAXIMUM AVAILABILITY IS SUBJECT TO OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH COULD BE IMPACTED BY CHANGES IN OUR FINANCIAL CONDITION, THE ECONOMY OR THE CAPITAL MARKETS. MANY OF THESE FACTORS ARE BEYOND SNH’S CONTROL. FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS MAY BE REQUIRED BY LAW, SNH DOES NOT INTEND TO IMPLY THAT IT WILL UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1

Amended and Restated Credit Agreement, dated as of July 29, 2005, by and among Senior Housing Properties Trust, Wachovia Bank, National Association, as Administrative Agent, the Sole Arranger, the Sole Book Manager, the Syndication Agents and the Documentation Agents signatory thereto, and each of the financial institutions initially a signatory thereto as a Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By: /s/ John R. Hoadley

John R. Hoadley

Treasurer and Chief Financial Officer

Date: August 1, 2005